Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 145 to Registration Statement No. 033-00572 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended July 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

November 25, 2013

Appendix A

Report Date

Funds

September 16, 2013

Eaton Vance Arizona Municipal Income Fund

September 16, 2013

Eaton Vance Connecticut Municipal Income Fund

September 16, 2013

Eaton Vance Minnesota Municipal Income Fund

September 16, 2013

Eaton Vance New Jersey Municipal Income Fund

September 16, 2013

Eaton Vance Pennsylvania Municipal Income Fund

September 16, 2013

Eaton Vance Municipal Opportunities Fund